Exhibit 99.1

DXC Technology Names Ken Sharp Chief Financial Officer

TYSONS, Va., November 12, 2020 – DXC Technology (NYSE: DXC) today announced that Ken Sharp has been appointed executive vice president and chief financial officer, reporting to DXC president and chief executive officer Mike Salvino, effective Nov. 30, 2020. Sharp was most recently vice president and chief financial officer for Northrop Grumman Corporation’s Defense Systems Sector.

“Ken is an outstanding addition to our leadership team,” Salvino said. “Ken is a proven hands-on, operations-focused finance leader who knows the industry and has deep experience in executing transformation journeys. We welcome Ken to the ‘new DXC’.”

Sharp will be responsible for DXC’s global financial strategy and reporting, general accounting, controllership, and investor relations. He takes over for DXC veteran Neil Manna, who has served as interim CFO and who continues in his role as senior vice president & corporate controller, reporting to Sharp.

“I have been very impressed with DXC’s transformation journey and all that the new leadership team has delivered so far,” Sharp said. “It’s exciting to be part of another transformation, and I look forward to helping accelerate DXC’s transformation journey and being part of the ‘new DXC’.”

From 2016 – 2018, Sharp was senior vice president of Finance at Orbital ATK Inc., which in 2018 was acquired by Northrop Grumman. He was responsible for operational finance and corporate functions including financial planning and analysis, controllership, regulatory compliance, and shared services.

Sharp also served as senior vice president, corporate controller and chief accounting officer at Leidos, Inc. (formerly known as SAIC) from 2013 – 2016 and prior to that at Computer Sciences Corporation (CSC), the predecessor company to DXC. While at CSC from 2001 – 2012, Sharp was vice president and CFO for its Outsourcing business and held other financial management roles. Mr. Sharp was also with Ernst & Young previously.

A veteran of the United States Marine Corps Reserves with the rank of Sergeant and service in Operation Desert Shield and Desert Storm, Sharp passed the CPA exam and holds an inactive license in the state of Maryland. Sharp has an Executive MBA from the George Washington University and a B.S. degree in Accounting from the University of Maryland.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world’s largest companies trust DXC to deploy our enterprise technology stack to deliver new levels of performance, competitiveness and customer experiences. Learn more about the DXC story and our focus on people, customers and operational execution at www.dxc.technology.

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Contact:

•Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
•Shailesh Murali, Investor Relations, +1-703-245-9700, shailesh.murali@dxc.com

Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent DXC’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside DXC’s control. Many factors could cause actual results to differ materially from such forward-looking statements with respect to the transaction announced above, including risks relating to: the completion of the transaction on anticipated timing, including obtaining regulatory and third-party approvals; conditions in the credit markets; anticipated tax treatment for the proposed transaction; unforeseen liabilities; loss of revenues; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including clients, employees and competitors; and the delay or business disruption caused by difficulties in separating the divested business from DXC’s remaining businesses. For a written description of the factors that could cause actual results of DXC’s business to differ materially from these forward-looking statements, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as updated in subsequent SEC filings including the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2020 and September 30, 2020, which readers are urged to review in detail, as it contains important information regarding risks, uncertainties and other factors that could cause actual results to differ from the plans, expectations and other matters described in this press release. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. DXC disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.